UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2020

CHATHAM LODGING TRUST
(Exact name of Registrant as specified in its charter)

Maryland	001-34693	27-1200777
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Lakeview Avenue, Suite 200
West Palm Beach,	Florida	33401
(Address of principal executive offices)		(Zip Code)
(561) 802-4477
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange On Which Registered
Common Shares of Beneficial Interest, $0.01 par value	CLDT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b.2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Compensatory Arrangements of Certain Officers.

Peter Willis, the Company’s Executive Vice President and Chief Investment Officer, stepped down from all positions he held with the Company, effective March 6, 2020. Mr. Willis’s resignation from the Company is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with his separation, the Company and Mr. Willis entered into a separation and general release agreement dated March 5, 2020 (“Separation Agreement”). Under the terms of the Separation Agreement, subject to Mr. Willis not revoking the Separation Agreement during the seven-day revocation period beginning on the date he signed the Separation Agreement, Mr. Willis will receive: a payment in the amount of three (3) times (i) his current base salary of $355,000, (ii) his highest annual bonus from the previous three (3) years, or $420,000, and (iii) the amount of annual premiums paid by the Company for his health, dental, and vision coverage plus the annual premium for his disability and life insurance coverage, or $17,676. Mr. Willis will also receive a pro-rated cash bonus for 2020 based upon his 2019 cash bonus. In addition, all of Mr. Willis’s unvested LTIP units will automatically vest upon his termination. Pursuant to the Separation Agreement, effective March 6, 2020, Mr. Willis also resigned from all of the offices, directorships, appointments and other positions he held with the Company’s subsidiaries and affiliates. The Separation Agreement provides a general release and waiver of claims against the Company, its subsidiaries, affiliates and employees from Mr. Willis. The foregoing summary is not complete and is qualified in its entirety by reference to the copy of the Separation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.    Other Events

On March 6, 2020, the Company issued a press release announcing Mr. Willis' resignation from the Company. A copy of the press release is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
10.1	Separation Agreement and General Release, dated as of March 5, 2020, by and between Chatham Lodging Trust and Peter Willis
99.1	Press release dated March 6, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST

March 6, 2020	By:	/s/ Jeremy B. Wegner

Name: Jeremy B. Wegner
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement and General Release, dated as of March 5, 2020, by and between Chatham Lodging Trust and Peter Willis
99.1	Press Release Dated March 6, 2020
104	Cover page Interactive Data File (embedded within the Inline XBRL document)